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                                                                EXHIBIT 10.58


                             SECURED PROMISSORY NOTE



$5,000,000                                                Dated: May 16,1997

            FOR VALUE RECEIVED, the undersigned, SHAMAN PHARMACEUTICALS, INC. ("Borrower"), a Delaware corporation, HEREBY PROMISES TO PAY to the order of MMC/GATX PARTNERSHIP NO. 1, a California general partnership ("Lender") the principal amount of Five Million Dollars ($5,000,000) or such lesser amount as shall equal the outstanding principal balance of the Loan made by Lender to Borrower pursuant to the Loan and Security Agreement referred to below (the "Loan Agreement"), and to pay all other amounts due with respect to the Loan on the dates and in the amounts set forth in the Loan Agreement.

            The principal and interest due under this Note shall be payable in 36 consecutive monthly installments of $172,300 on the fifteenth day of each month commencing on June 15, 1997. The Loan Rate for this Note is % per annum (based on a year of twelve 30 day months).

            Whenever any payment due hereunder shall fall on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

            Principal, interest and all other amounts due with respect to the Loan, are payable in lawful money of the United States of America to Lender as follows: GATX Capital Corporation, P.O. Box 71316, Chicago, Illinois 60694, in immediately available funds. The Loan made by Lender to Borrower and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

            This Note is the Note referred to in, and is entitled to the benefits of, the Loan and Security Agreement, dated as of May 7, 1997, between Borrower and Lender. The Loan Agreement, among other things, (a) provides for the making of a secured Loan by Lender to Borrower in the principal amount first above mentioned, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events. There shall be no prepayment of the Loan in whole or in part.

            This Note and the obligation of Borrower to repay the unpaid principal amount of the Loan, interest on the Loan and all other amounts due Lender under the Loan Agreement is secured under the Loan Agreement.

            Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

            Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred by Lender in the enforcement or attempt to enforce any of Borrower's obligations hereunder not performed when due. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.




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            IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

                                      SHAMAN PHARMACEUTICALS, INC.



                                      By:   /s/ LISA A. CONTE
                                         ---------------------------------
                                      Name:     Lisa A. Conte
                                           -------------------------------
                                      Title:    President and CEO
                                            ------------------------------


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                  LOAN INTEREST RATE AND PAYMENTS OF PRINCIPAL




              Principal                     Scheduled
Date          Amount      Interest Rate   Payment Amount      Notation By
----          ---------   -------------   --------------      -----------



























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